                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  ___________

                                   FORM T-1

                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____
                                  __________

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

      New York                                    13-5123346
      (Jurisdiction of incorporation              (I.R.S. Employer
        or organization if not a U.S.             Identification No.)
      national bank)

      60 Wall Street, New York, NY                10260
      (Address of principal executive offices)    (Zip Code)
                                  __________

                            Sharon W. Lindsay, Esq.
                   Morgan Guaranty Trust Company of New York
                          60 Wall Street, 39th Floor
                              New York, NY  10260
                                (212) 648-3393
           (Name, address and telephone number of agent for service)
                                  __________

                  CATERPILLAR FINANCIAL SERVICES CORPORATION
              (Exact name of obligor as specified in its charter)

      Delaware                                    37-1105865
      (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)              Identification No.)

      3322 West End Avenue                        37203
      Nashville, Tennessee                        (Zip Code)
      (Address of principal executive offices)
                                  __________


                                DEBT SECURITIES
                      (Title of the indenture securities)

Item 1.     GENERAL INFORMATION.

     Furnish the following information as to the trustee --

     (a) Name and address of each examining or supervising authority to which it is subject.

              Name                              Address
              ----                              -------

     Federal Reserve Bank (2nd District)        New York, NY
     Federal Deposit Insurance Corporation      Washington, DC
     New York State Banking Department          Albany, NY

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.     AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

Item 3.     LIST OF EXHIBITS.

     Exhibit 1. Charter of Morgan Guaranty Trust Company of New York, as
                amended to date (which among other things grants to Morgan Guaranty Trust Company of New York the authority to commence business and exercise corporate trust powers), incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 33-63794.

     Exhibit 2. By-Laws of Morgan Guaranty Trust Company of New York, as
                amended to date; incorporated herein by reference to Exhibit 4 of Form T-1; Registration No 33-63794

     Exhibit 3. Copy of Indenture dated as of April 15, 1985 referred to in item 4 incorporated herein by reference to Registration No. 2-96479.

     Exhibit 4. Consent of Morgan Guaranty Trust Company of New York
                required by Section 321(b) of the Act; incorporated herein by reference to Exhibit 6 of Form T-1; Registration No. 33-66344.

     Exhibit 5. Report of Condition of Morgan Guaranty Trust Company of
                New York as of the close of business March 31, 1994 published pursuant to law or the requirements of it's supervising or examining authority.

                                   SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Morgan Guaranty Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22nd day of June, 1994.

                                   MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK



                                   BY: /S/BETH ANDREWS
                                       ---------------
                                         BETH ANDREWS
                                         VICE PRESIDENT

MORGAN GUARANTY TRUST COMPANY

EXHIBIT 5
- ---------
of New York, and foreign and domestic subsidiaries

                Consolidated Report of Condition at the close of business March 31, 1994

A state banking institution organized and operating under the banking laws of this state and a member of Reserve District No. 2 of the Federal Reserve System. This report is published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of this District.


                                                                                      DOLLAR AMOUNTS
ASSETS                                                                                IN THOUSANDS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin..........................     $  1,695,930
     Interest-bearing balances ..................................................        2,552,688
Securities:
     Held-to-maturity securities.................................................                0
     Available-for-sale securities...............................................       16,961,476
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold..........................................................        1,697,358
     Securities purchased under agreements to resell.............................                0
Loans and lease financing receivables:
     Loans and leases, net of unearned income....................................     $ 36,984,709
     Less: Allowance for loan and lease losses...................................        1,035,137

Loans and leases, net of unearned income, allowance, and reserve.................       35,949,572
Assets held in trading accounts..................................................       52,165,305
Premises and fixed assets (including capitalized leases).........................        1,682,942
Other real estate owned..........................................................              542
Investments in unconsolidated subsidiaries and associated companies..............          102,112
Customer's liability to this bank on acceptances outstanding.....................          609,955
Intangible assets................................................................            2,915
Other assets.....................................................................       25,216,278
                                                                                      ------------
     Total assets................................................................     $138,637,073
                                                                                      ============

LIABILITIES
Deposits:
   In domestic offices...........................................................     $  6,567,168
     Noninterest-bearing.........................................................     $  4,741,822
     Interest-bearing............................................................        1,825,346
   In foreign offices, Edge and Agreement subsidiaries, and IBFs.................       38,954,736
     Noninterest-bearing.........................................................          626,427
     Interest-bearing............................................................       38,328,309

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and IBFs:
   Federal funds purchased.......................................................        5,535,515
   Securities sold under agreements to repurchase................................        8,254,898
Trading Liabilities..............................................................       29,016,183
Other borrowed money:
   With original maturity of one year or less....................................       18,600,678
   With original maturity of more than one year..................................        2,180,558
Mortgage indebtedness and obligations under capitalized leases...................            5,765
Bank's liability on acceptances executed and outstanding.........................          616,525
Subordinated notes and debentures................................................        2,170,280
Other liabilities................................................................       19,639,041
                                                                                      ------------
     Total liabilities...........................................................     $131,541,347
                                                                                      ============

Equity Capital
Common Stock....................................................................      $    250,000
Surplus.........................................................................         2,419,745
Undivided profits and capital reserves..........................................         4,120,966
Net unrealized holding gains (losses) on available-for-sale securities..........           308,653
Cumulative foreign currency translation adjustments.............................            (3,658)
                                                                                      ------------
     Total equity capital.......................................................         7,095,726
                                                                                      ------------
     Total liabilities, limited-life preferred stock,  and equity capital.......      $138,637,073
                                                                                      ============

I, David H. Sidwell, Senior Vice President and Controller of the above named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true to the best of my knowledge and belief.

 DAVID H. SIDWELL

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true and correct.

   KURT  F. VIERMETZ
   ROBERT G. MENDOZA
   DOUGLAS A. WARNER III
   DIRECTORS